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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            CENTURY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                 52-1489098
        (State of incorporation             (I.R.S. Employer Identification No.)
            or organization)


    1275 PENNSYLVANIA AVENUE, N.W.
           WASHINGTON, D.C.                                20004
(Address of principal executive offices)                 (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[x]

Securities Act registration statement file number to which this form relates:
333-34057.

       Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class      Name of each exchange on which
               to be so registered      each class is to be registered

                         NONE                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $1.00 PAR VALUE
                                (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated September 9, 1997 included in Amendment No. 1 to its Registration Statement on Form S-1 (Registration No. 333-34057), filed with the Securities and Exchange Commission (the "Commission") on September 9, 1997, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.   EXHIBITS.

         The exhibits marked with one asterisk ("*") are incorporated herein by reference to the exhibit of the same number in the Registrant's registration statement on Form S-1, as amended (Registration No. 333-14417) filed with the Commission. The exhibit marked with two asterisks ("**") is incorporated herein by reference to the exhibit of the same number in the Registrant's registration statement on Form S-1, as amended (Registration No. 333-34057), filed with the Commission.

3.1*     Certificate of Incorporation, as amended, of Century.

3.2*     Bylaws of Century.

3.4** Amendment dated July 24, 2997 to the Certificate of Incorporation, as amended, of Century.

4.2* Form of Certificate representing the Common Stock, par value $1.00 per share, of Century.





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CENTURY BANCSHARES, INC.



                                        By: /s/ JOSEPH S. BRACEWELL
                                            -----------------------------------
                                        Name:   Joseph S. Bracewell
                                        Title:  President and
                                                Chief Executive Officer



Date: September 18, 1997












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